SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

AT&T Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	43-1301883
(State of Incorporation or Organization)	(I.R.S. Employer
Identification No.)

208. S. Akard Street
Dallas, Texas	75202
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box: ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box: ☐

Securities Act registration statement file number to which this form relates:

333-187350

(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
2.400% Global Notes due 2024 3.375% Global Notes due 2034	New York Stock Exchange New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

AT&T Inc. (the “Company”), hereby incorporates by reference the description of its securities to be registered hereunder contained in the Prospectus dated March 18, 2013 under “Description of Debt Securities We May Offer” and in the Prospectus Supplement dated June 4, 2014, under “Description of the Notes,” filed with the Securities and Exchange Commission (the “Commission”) on June 6, 2014 under Rule 424(b)(2) under the Securities Act of 1933, as amended (the “Act”), pursuant to a Registration Statement on Form S-3 (No. 333-187350) previously filed with the Commission under the Act.

Item 2. Exhibits.

1. Indenture, dated as of May 15, 2013, between AT&T Inc. and The Bank of New York Mellon, N.A., as Trustee (incorporated by reference to Exhibit 4-a to the Company’s 8-K filed on May 15, 2013).

2. Form of 2.400% Global Note due 2024 (incorporated by reference to Exhibit 4.1 to the Company’s filing on Form 8-K (No. 001-08610), filed on June 11, 2014).

3. Form of 3.375% Global Note due 2034 (incorporated by reference to Exhibit 4.2 to the Company’s filing on Form 8-K (No. 001-08610), filed on June 11, 2014).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

AT&T Inc.

Date: June 11, 2014	By:	/s/ Paul W. Stephens
Paul W. Stephens
Senior Vice President and Controller